Exhibit 99.1

MEDTOX® Scientific, Inc.

Second Quarter Conference Call

July 15, 2009

Kevin Wiersma, MEDTOX - COO - Laboratory Services Division and CFO:

Good morning everyone. I’m Kevin Wiersma, chief operating officer of the MEDTOX Laboratory Services division, and also CFO of the company. Welcome to our second quarter conference call.

Before Dick Braun, our CEO, begins our prepared presentation, I’d like to cover one administrative item: Forward looking statements in our conference call today are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such factors are described from time to time in the Company's Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

Our call today is in listen-only mode, and we would also like to welcome those listeners who have accessed this morning’s call on the internet. Following our prepared remarks, we’ll have a question and answer session that is accessible to institutional investors and qualified financial analysts covering MEDTOX and our industry. We look forward to your questions.

Also joining us for our call is Jim Schoonover, our chief marketing officer, and at this time I’m pleased to introduce Dick Braun, CEO of MEDTOX.

Dick Braun, MEDTOX - Chairman, President & CEO

Thank you, Kevin.

Lab-based drugs-of-abuse business showed strong growth in new sales quarter over quarter. But, due to economic conditions affecting employment, revenues from our existing client base were down 26.7%. Clinical laboratory revenues increased 15.7% in the second quarter, compared to the prior year period. This increase is attributed to our clinical laboratory expansion and diversification initiatives undertaken in the last year. This includes continued growth in Clinical Trials Services, albeit at a reduced rate, as a result of a cancellation by the sponsor of one active trial and temporary curtailment of trial activity from one of our preferred client relationships as a result of client manufacturing and regulatory issues.

In the Diagnostic Segment, revenues were down quarter over quarter attributable to lower sales of devices to our workplace drugs-of-abuse clients.   With regards to our 510(k) filing for an additional three drugs to be included on the panel for the MEDTOXScan® reader, we filed the 510(k) for the three additional drugs on May 18th. On July 7th we provided what we believe was the final response to FDA inquiries regarding the filing. We are prepared to re-launch the Reader and expanded panel as soon as we receive approval.

While we are being negatively impacted in our drugs-of-abuse business because of economic conditions affecting hiring patterns, new client growth in the laboratory drugs-of-abuse business continues to be strong, which has been the case over the last year. We remain focused on gaining market share in this recessionary period so that when employment picks up we are well positioned to benefit from increased business from our expanding client base.

Expansion of our clinical laboratory capabilities, while having created expense and margin pressure in the short run, is continuing to gain traction.

We remain committed to our strategy of gaining increased market share in drugs-of-abuse during this downturn and aggressively diversifying into larger and higher value clinical markets as a solid sustainable and long term strategy. In support of this strategy, we hired 4 new associate sales representatives in the quarter and are currently recruiting for a fifth.   Kevin ...

Kevin Wiersma, MEDTOX - COO - Laboratory Services Division and CFO:

Thank you, Dick. Here are some details regarding the quarter.   Revenues were $21.3 million in the quarter, down 2.5% from the second quarter of last year.   In our lab business, second quarter revenues were $16.6 million, down 1.2% from the second quarter of last year.

Revenues from drugs-of-abuse testing decreased 10.6% to $9.6 million for the quarter primarily as a result of a 26.7% decline in revenues from our existing drugs-of-abuse clients due to challenging economic conditions affecting hiring decision. The decrease was mitigated by strong revenues of $1.7 million from new accounts.

Revenues in our clinical and other laboratory services were up 15.7% for the quarter primarily due to 17.9% growth generated by our expanded clinical laboratory capabilities. The clinical and other laboratory service growth was dampened by lower growth in testing for Clinical Trial Services.

In our diagnostic product business, second quarter revenues were $4.7 million, down 6.9% from last year due primarily to a 28.7% decline in revenues from device sales in the workplace market, partially offset by strong sales of SURE-SCREEN® devices in the government market.   Our overall gross margin was 35.9% in the second quarter, compared to 43.4% last year.   Our lab business operated at a 29.9% margin in the second quarter, down from 38.5% in the second quarter of last year. The decrease in gross margin was due to a 10.6% drop in drugs-of-abuse testing revenue over a highly fixed cost structure and increased costs associated with our clinical laboratory expansion.   Gross margin in our diagnostic products division was 57.2%, down from 59.6% last year. The decrease reflects a shift in sales mix of point-of-collection testing devices, with a decrease in higher margin PROFILE® devices sold in the workplace market and an increase in sales of lower margin SURE-SCREEN® devices sold in the government market.   Our selling, general and administrative expenses were $6.5 million or 30.6% of revenues in the quarter, up from $5.9 million or 26.9% of revenues in the second quarter last year. The increase was primarily associated with an increase in sales and marketing expense as well as the reclassification of $150,000 from other expenses which were determined to be more appropriately classified in SG&A in the quarter.   Research and development expenses were $589,000 in the quarter up 17.6% from the second quarter of last year due to increased product development expense in our diagnostic products division.   Other expenses were $62,000 in the quarter compared to $198,000 in the second quarter of last year. The decrease is primarily due to the reclassification of $150,000 to SG&A in the quarter.

In terms of the balance sheet, at quarter end we had $3.3 million in cash and our trade receivables are up from their year-end level due to the timing of sales and cash receipts. Our days sales outstanding was 62.7 days for the quarter compared to 59.2 days last year. The long-term portion of our debt has been paid off.

For the first six months of the year, capital expenditures were $2.1 million and depreciation and amortization was $2.6 million. Cash flow from operations was $1.8 million for the first six months of the year.   This concludes our review of the Company’s financial performance.

Dick Braun, MEDTOX - Chairman, President & CEO

Thank you, Kevin. We would now be glad to take any questions that you may have.

QUESTION AND ANSWER

Steven Crowley - Craig-Hallum Capital Group - Analyst

Good morning, gentlemen. A couple questions for you. I think last quarter, you were able to share with us some statistics or metrics on -- it was either the number of customers versus a year ago or number of new customers. Might you have those again?

Dick Braun - MEDTOX - Chairman, President & CEO

Steve, yes and no. I can tell you that we looked at it and we realized why you’re asking this and the master accounts are up 9%. But the whole number of master accounts and subaccounts is not very relevant because, if you remember, it was up 20% or 30% last quarter, but the increased revenues were $1.4 million last quarter in drugs-of-abuse. This quarter, they were $1.7 million. There isn't a correlation because a lot of the structure of master accounts and subaccounts and the number have to do with the way we bill clients, the way they structure information that they send us. So it isn't really a relevant number we don't believe. What’s relevant is the revenue number.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Okay. And clearly, the story continues to be a tug-of-war between sluggishness out of your existing customer base and some pretty substantial success on the new customer acquisition side.

Jim Schoonover - MEDTOX - VP & CMO

Yes, Steve, this is Jim Schoonover. That’s correct. It’s still a difficult hiring environment, but yet we continue to make inroads with new accounts. So you’re right; it is pretty much of a tug-of-war right now.

Steven Crowley - Craig-Hallum Capital Group - Analyst

In terms of the specialty lab services segment, clinical trials you’ve advertised as being a lumpy business as it grows in an overall kind of annual path. Is this just one of those lumps that you’ve reminded us from time to time that we’re likely to see? What can you tell us about the kind of visibility you have longer term for the clinical trials business?

Dick Braun - MEDTOX - Chairman, President & CEO

Steve, that's a fair assessment and I thank you for reminding us and everyone that we've continually said that it's lumpy. Now the irony of that is this is the first quarter in all of the years that we’ve been telling you that that it’s really been lumpy on the downside. We don't see anything systemic. In the one case, there was a trial cancelled, that was a nice trial ongoing, because of an adverse event with a patient. We still have that client. They’ll continue to send us business.

In the other case, was a preferred client relationship where they had manufacturing issues with the FDA and they shut down all their manufacturing and trial activity on a temporary basis till they could resolve them. But, all indications, they’ll be back probably in the fall or later in the year giving us business. And our backlog, et cetera, is respectable. So I think a long-winded answer is you're absolutely right; it’s just a function of lumpiness, but it’s not systemic.

Steven Crowley - Craig-Hallum Capital Group - Analyst

And you had mentioned, I believe, last quarter or the quarter before that you had added to your roster kind of preferred partnership-type customers or preferred vendor status-type customers and one was more on the contract research organization level. Have you started to see business flow there or do you have some visibility for that starting to happen?

Jim Schoonover - MEDTOX - VP & CMO

Yeah, Steve, it took a while for us, they’re a very large organization, multibillion in revenue, and it took us a while to get ourselves positioned properly within their system. But we have actually started to see revenue from their first trial and they’re growing their backlog with us as well. So we feel very confident that that’s going to be a good, long-term relationship.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Great. Just a couple more on the specialty lab services and then I’ll get back in the queue, give somebody else a chance to ask a question. The two other segments, if you can give us some kind of color update, would be the clinic pain management offering that you’ve had. We’ve had a rash of new stories, unfortunately, with celebrities and personalities dying from pain management drugs and accidental or kind of erroneous overdoses. Does that help your business in any way, shape or form, some of the awareness around the difficulty in managing those drugs and how is that business doing? And then maybe you could give us an update on the regional clinical laboratory effort and then I’ll hop back in the queue. Thanks for taking my questions.

Jim Schoonover - MEDTOX - VP & CMO

As it relates to the pain management part of the business, obviously some of what’s been in the media recently has shined somewhat of a light on it. But the reality is that physicians, I think, that are involved in that business, recognize that they need to be doing prescription medication monitoring in general just as a good business practice. And one of the -- we have had good market penetration to date. We’ve continued to invest in that area within our sales and marketing group. And because MEDTOX's foundation really was as a toxicology laboratory, we have – we’re extremely well-positioned in that market and so we feel it’s going to be a very good growth market in the future. So it’s done well. It will continue to do well and we continue to invest in it.

As it relates to the regional clinical lab market, we’re making steady progress. I think it is a situation where we need to unseat some incumbents. And sometimes that takes longer than one expects it to, but we’ve got some additions to our test menu that are very exciting to some of the physician groups we’re targeting. So we’re starting to see some traction there in specialty areas. So pain is growing maybe a little faster than we had originally anticipated and the clinical lab area is growing, sort of, on target.

Steven Crowley - Craig-Hallum Capital Group - Analyst

That's helpful. I’ll hop back in the queue. Thanks again.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Alright, well I was just trying to give some others a chance to ask questions. A couple things on the financial side. In terms of the -- there was a little bit of a bump in SG&A spend from -- I am just making sure that I am referencing this correctly -- from both Q1 and Q2 a year ago. Was there anything quirky in your SG&A line for Q2? And is that kind of the right run rate for us to think about until things out there in the marketplace change materially?

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

Nothing quirky in it, Steve. There was a re-class from other expenses into SG&A of $150,000. And you’ll see that going forward and those expenses will be classed SG&A as opposed to other expenses. But other than that, nothing quirky.

Steven Crowley - Craig-Hallum Capital Group - Analyst

And then in terms of the gross margin side of the equation, I trust some of the lumpiness that you experienced in the Clinical Trials Services business likely had a dampening effect on the Laboratory gross margin in the quarter?

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

That would be correct.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Okay. So if that business comes back more strongly down the stretch run of this year, we should expect some positive impact?

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

Correct.

Steven Crowley - Craig-Hallum Capital Group - Analyst

In terms of your comments about the hospital drugs-of-abuse product line, it seems like you were still waiting for FDA approval of those final three tests. I know this is always tricky to do, Dick, but in terms of characterizing your discussions or progress or -- have you felt like you’ve been making steady progress towards the right conclusion there or what can you tell us about that endeavor?

Dick Braun - MEDTOX - Chairman, President & CEO

You mean vis-à-vis the FDA?

Steven Crowley - Craig-Hallum Capital Group - Analyst

Yes.

Dick Braun - MEDTOX - Chairman, President & CEO

No, we feel very positive about it. The process went quickly, it went smoothly. We had a very informed and capable reviewer. And while you know it can be unpredictable within the FDA, right now, we’re just anticipating them processing it through their system and we’re hopeful that it will be fairly soon. The sales group is really geared up and pretty excited about reintroducing the product.

Steven Crowley - Craig-Hallum Capital Group - Analyst

And in this interim period where you’ve been somewhat handicapped for -- well, very handicapped probably for growing the business, has it remained relatively stable, plus or minus a little bit? How would you characterize your revenue flows out of the hospital marketplace?

Jim Schoonover - MEDTOX - VP & CMO

Steve, it’s been stable. There are some clients that have gone to other options related to a reader that we obviously hoped wouldn't. On the other hand, there are some that have accepted the reader now with the nine drugs and are looking forward to getting the other three. So I don't think the impact was dramatic on the existing customers as much as it sort of slowed down the growth of that area. And that’s what I think we’re excited about going forward. We continue to work with Cardinal Health on this and once we get all twelve drugs cleared, we will have more of a formal product re-launch and gear that up through the Cardinal reps, as well as with our own reps.

Steven Crowley - Craig-Hallum Capital Group - Analyst

And the competitive landscape for that product line, has it really changed much in the last year or so?

Jim Schoonover - MEDTOX - VP & CMO

No, not really. Basically no. There’s been change of some players in that Inverness purchased Biosite, but I don't know that that’s made a dramatic difference at the market level or at the buyer level. So we’re confident that we’re going to be successful in competing on a broad base in that market.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Because the essence of that question is has your window of opportunity closed there? It doesn't sound like it, at least from a competitive landscape standpoint.

Jim Schoonover - MEDTOX - VP & CMO

Absolutely not.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Alright. And then just a couple other financial questions. Kevin, you mentioned that the long-term debt the Company had was paid down. Did you pay it off completely or did it just --- the remaining roll into the current debt payable?

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

Yes, the remaining rolled into current and it’s about $600,000.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Okay, so this is the, kind of, the scheduled payments that you -- you didn't accelerate any of that stuff?

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

That's correct.

Steven Crowley - Craig-Hallum Capital Group - Analyst

And then in terms of CapEx, is there anything on the horizon of particular significance or worthy of mention or should we think about your CapEx being around $1 million a quarter until things get materially better in terms of backdrop?

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

I think the target will be between $4 and $5 million for the year.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Okay. In looking out to next year, I know that seems a long way away, but is that a reasonable run rate ex. some real growth-related demands that would require investment?

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

We will provide more information on that as we finalize those plans, but right now there’s no plans for heavy capital expenditure spending.

Steven Crowley - Craig-Hallum Capital Group - Analyst

And then maybe just one more question. As we look at the potential profitability of a business like pain management, which seems to be doing well, where would that fall on the spectrum of being higher margin or lower margin amongst your service offerings? Would it be on the higher side?

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

Yes, on the higher side, Steve.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Okay, and the regular way clinical laboratory services business, that may be more on the lower side or is that corporate average kind of stuff?

Jim Schoonover - MEDTOX - VP & CMO

Yeah, it's not necessarily. That business has lots of variability in terms of pricing and margin based on whether it’s a test that's a common test versus more of a specialized test. So you really need to look at that on a broader -- from a broader perspective.

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

And some of that also is impacted by some of the fixed cost nature and as the volume grows, the incremental margin will be better than the base margins that we’re currently seeing on it.

Steven Crowley - Craig-Hallum Capital Group - Analyst

And how is your view of that market opportunity, the clinical laboratory services, evolved as you’ve been in the market for a little while or really has it -- is it still the same vision?

Jim Schoonover - MEDTOX - VP & CMO

Yes, I think it is still the same vision. I think we never underestimated that it was going to take some time to become known both in the local Twin Cities market, as well as on a regional basis. I think we are getting very well known now. Some of the incumbents have been in place with customers for many years and so either a service failure on their part or better service and a broader test menu on our part is starting to allow us to have meaningful discussions. And again, we’re going after some targeted opportunities within specialty areas that are somewhat unique and that we’ve brought up as part of an expanded test menu and that’s given us some opportunity to talk with people about specific testing. So I think if you’re looking at this longer term, it’s going as expected and we’re at it on a daily basis and we’re not going away and the market is not going to go away.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Great. Thanks again for taking my questions.

Dick Braun, MEDTOX - Chairman, President & CEO

We would like to thank you for joining us, and we look forward to speaking with you again when we announce third quarter results. Thank you.